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                                                                    EXHIBIT 23.5


                          CONSENT OF FINANCIAL ADVISOR

We consent to the use of our fairness opinion letter to be dated as of the date of the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by First American Corporation, to be included as Appendix B to such Prospectus/Proxy Statement, subject to the issuance of such opinion by us. We further consent to the references to our fairness opinion letter and the analysis conducted by us under "Summary -- The Merger" and "The Merger" and the use of our name in such Prospectus/Proxy Statement in conjunction therewith. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       /s/ Professional Bank Services, Inc.


PROFESSIONAL BANK SERVICES, INC.
Louisville, Kentucky
August 11, 1998